Exhibit 23.8
[Broussard, Pochè, Lewis & Breaux, L.L.P. Letterhead]
CONSENT OF BROUSSARD, POCHÈ, LEWIS & BREAUX, L.L.P.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Allis-Chalmers Energy Inc. of our report dated March 13, 2006, with respect to the audited financial statements of Petro-Rentals, Inc. as of December 31, 2005 and 2004 and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ Broussard, Pochè, Lewis & Breaux, L.L.P.
Crowley, Louisiana
January 29, 2007.